Exhibit 99.1

AMERICAN RENAL ASSOCIATES ANNOUNCES FOURTH QUARTER 2011 RESULTS

Beverly, Massachusetts (March 14, 2012) – American Renal Associates Holdings, Inc., and its subsidiary American Renal Holdings Inc. announced results today for the quarter ended December 31, 2011. Financial and operating highlights include:

•

Revenues – Revenues for the three months and year ended December 31, 2011 were $93.1 million and $360.1 million, respectively, as compared to $81.9 million and $304.9 million, respectively, for the same periods in 2010.

•

Adjusted EBITDA(1) – Adjusted EBITDA for the three months and year ended December 31, 2011 was $18.0 million and $66.3 million, respectively. This compares to Adjusted EBITDA on a pro forma basis(2) for the three months and year ended December 31, 2010 of $13.8 million and $52.2 million, respectively.

•

Center Activity – As of December 31, 2011, we provided services at 108 outpatient dialysis centers serving 7,374 patients. As of December 31, 2010, we provided services at 93 outpatient dialysis centers serving 6,628 patients. During the fourth quarter of 2011, we acquired 3 centers and opened 4 new de novo centers.

•

Volume – Total treatments for the fourth quarter of 2011 were 266,313 or 3,371 treatments per day, representing a per day increase of 11.8% over the fourth quarter of 2010. Non-acquired treatment growth was 11.3% in the fourth quarter.

American Renal Associates will hold a conference call to discuss its results for the fourth quarter ended December 31, 2011 today at 5:00 p.m. Eastern Time. The live call can be accessed by dialing either 1-877-407-8029 or 201-689-8029.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. We undertake no obligation to update our forward-looking statements.

(1)	This press release includes Adjusted EBITDA, Adjusted EBITDA including noncontrolling interests and Pro Forma Adjusted EBITDA, all of which are not financial measures defined by Generally Accepted Accounting Principles (GAAP). See Reconciliation of Non-GAAP Financial Measures section at the end of this press release for the definitions of these measures as well as their reconciliations to net income.
(2)	See discussion and reconciliation of historical to pro forma results on pages 5-6.

(1)

About American Renal Associates

American Renal Associates Holdings, Inc. is the parent of American Renal Holdings Inc. and American Renal Associates LLC (“ARA”) and is a leading owner and provider of outpatient kidney dialysis facilities operating facilities in partnership with nephrologists throughout the United States. The Company’s unique operating philosophy merges physician autonomy, leading edge patient care and financial partnership between the nephrologists and ARA. Consequently, ARA has become one of the largest providers of outpatient kidney dialysis services in the nation with 108 owned facilities as of December 31, 2011 which are located in 19 states and the District of Columbia. For more information, visit www.americanrenal.com.

Contact:

Jonathan Wilcox

Chief Financial Officer

978-922-3080 ext. 385

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American Renal Associates Holdings, Inc.

Consolidated Statements of Income

Three Months Ended December 31, 2011 and 2010

(unaudited and in thousands)

	Successor	Successor
	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010
Net operating revenues	$93,106	$81,928

Operating expenses:
Patient care costs	54,539	52,223
General and administrative	9,908	7,526
Merger and transaction-related costs	154	944
Depreciation and amortization	4,643	4,312
Provision for uncollectible accounts	686	894

Total operating expenses	69,930	65,899

Operating Income	23,176	16,029

Interest expense, net	(9,860)	(5,616)

Income before income taxes	13,316	10,413

Income tax expense (benefit)	2,588	(1,611)

Net income	10,728	12,024
Less: Net income attributable to noncontrolling interests	(10,344)	(7,495)

Net income attributable to ARAH	$384	$4,529

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American Renal Associates Holdings, Inc.

Consolidated Statements of Operations

Year Ended December 31, 2011 and 2010

(unaudited and in thousands)

	Successor	Successor	Predecessor
	Year Ended December 31, 2011	May 8 through December 31, 2010	January 1 through May 7, 2010
Net operating revenues	$360,081	$202,761	$102,094

Operating expenses:
Patient care costs	217,036	130,558	66,042
General and administrative	39,326	22,517	10,016
Merger and transaction-related costs	604	15,783	7,378
Depreciation and amortization	17,865	10,746	4,429
Provision for (recoveries) uncollectible accounts	4,178	1,915	(334)

Total operating expenses	279,009	181,519	87,531

Operating Income	81,072	21,242	14,563

Interest expense, net	(36,236)	(14,821)	(5,717)

Income before income taxes	44,836	6,421	8,846

Income tax expense (benefit)	4,400	(2,260)	2,264

Net income	40,436	8,681	6,582

Less: Net income attributable to noncontrolling interests	(37,530)	(18,444)	(9,266)

Net income (loss) attributable to ARAH	$2,906	$(9,763)	$(2,684)

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American Renal Associates Holdings, Inc.

Pro Forma Consolidated Statement of Operations

Three Months Ended December 31, 2010

(unaudited and in thousands)

Set forth below is our summary historical and pro forma consolidated statements of operations for the periods indicated. The unaudited consolidated statements of income give effect to the pro forma adjustments as if the “Merger” and “Transactions” occurred as of January 1, 2010. See the American Renal Holdings Inc. form S-4 as filed with the Securities and Exchange Commission on November 4, 2010 for a definition of the “Merger” and “Transactions”. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only. The unaudited pro forma statement of operations does not purport to represent what our results of operations would have been had the adjustments actually occurred on the dates indicated, and they do not purport to project our results of operations for any future period or as of any future date.

The Merger was accounted for as a business combination using the acquisition method of accounting. The pro forma information presented includes all adjustments required to reflect the fair value of assets, both tangible and intangible, acquired, liabilities assumed and noncontrolling interests based upon valuations of assets acquired, liabilities assumed and noncontrolling interests.

	Historical (a)	Pro Forma Adjustments		Pro Forma Results
	Successor
	Three Months Ended December 31, 2010			Three Months Ended December 31, 2010
Net operating revenues	$81,928	$—		$81,928

Operating expenses:
Patient care costs	52,223	—		52,223
General and administrative	7,526	—		7,526
Merger and transaction-related costs	944	(944	)(b)	—
Depreciation and amortization	4,312	—		4,312
Provision for uncollectible accounts	894	—		894

Total operating expenses	65,899	(944)		64,955

Operating Income	16,029	944		16,973

Interest expense, net	(5,616)	(4,181	)(c)	(9,797)

Income before income taxes	10,413	(3,237)		7,176

Income tax (benefit) expense	(1,611)	1,411	(d)	(200)

Net income (loss)	12,024	(4,648)		7,376

Less: Net income attributable to noncontrolling interests	(7,495)	—		(7,495)

Net income (loss) attributable to ARAH	$4,529	$(4,648)		$(119)

Notes to Pro Forma Adjustments:

(a)	The amounts in these columns represent our historical balances and results for the periods reflected.

(b)	Reflects a pro forma adjustment to exclude Transaction costs incurred and expensed by us resulting from the Transactions.

(c)	Reflects increased interest expense assuming the Senior Secured Notes, Senior PIK Toggle Notes and Revolving Credit Facility were outstanding on January 1, 2010.

(d)	Reflects the effects of our income tax provision of the pro forma adjustments.

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American Renal Associates Holdings, Inc.

Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2010

(unaudited and in thousands)

Set forth below is our summary historical and pro forma consolidated statements of operations for the periods indicated. The unaudited consolidated statements of income give effect to the pro forma adjustments as if the “Merger” and “Transactions” occurred as of January 1, 2010. See the American Renal Holdings Inc. form S-4 as filed with the Securities and Exchange Commission on November 4, 2010 for a definition of the “Merger” and “Transactions”. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only. The unaudited pro forma statement of operations does not purport to represent what our results of operations would have been had the adjustments actually occurred on the dates indicated, and they do not purport to project our results of operations for any future period or as of any future date.

The Merger was accounted for as a business combination using the acquisition method of accounting. The pro forma information presented includes all adjustments required to reflect the fair value of assets, both tangible and intangible, acquired, liabilities assumed and noncontrolling interests based upon valuations of assets acquired, liabilities assumed and noncontrolling interests.

	Historical (a)		Pro Forma Adjustments		Pro Forma Results
	Successor	Predecessor
	May 8 through December 31, 2010	January 1 through May 7, 2010			Year Ended December 31, 2010
Net operating revenues	$202,761	$102,094	$—		$304,855

Operating expenses:
Patient care costs	130,558	66,042	(1,640	)(b)	194,960
General and administrative	22,517	10,016	(2,257	)(c)	30,276
Merger and transaction-related costs	15,783	7,378	(23,161	)(d)	—
Depreciation and amortization	10,746	4,429	1,459	(e)	16,634
Provision for (recoveries) uncollectible accounts	1,915	(334)	—		1,581

Total operating expenses	181,519	87,531	(25,599)		243,451

Operating Income	21,242	14,563	25,599		61,404

Interest expense, net	(14,821)	(5,717)	(17,880	)(f)	(38,418)

Income before income taxes	6,421	8,846	7,719		22,986

Income tax (benefit) expense	(2,260)	2,264	(1,854	)(g)	(1,850)

Net income	8,681	6,582	9,573		24,836

Less: Net income attributable to noncontrolling interests	(18,444)	(9,266)	632	(h)	(27,078)

Net income (loss) attributable to ARAH	$(9,763)	$(2,684)	$10,205		$(2,242)

Notes to Pro Forma Adjustments:

(a)	The amounts in these columns represent our historical balances and results for the periods reflected.

(b)	Reflects removing cost associated with accelerated vesting of equity awards of $1,586 and decreased rent expense from the valuation of leases of $54.

(c)	Reflects removing cost associated with accelerated vesting of equity awards of $2,450 offset by a pro forma sponsor management fee of $193.
(d)	Reflects a pro forma adjustment to exclude costs incurred and expensed by us resulting from the Transactions.

(e)	Reflects increased depreciation and amortization for the allocation of the purchase price to tangible and intangible assets.

(f)	Reflects increased interest expense assuming the Senior Secured Notes, Senior PIK Toggle Notes and Revolving Credit Facility were outstanding on January 1, 2010.

(g)	Reflects the effects of our income tax provision of the pro forma adjustments.

(h)	Reflects the noncontrolling interest impact of the pro forma adjustment to depreciation and amortization.

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American Renal Associates Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	Successor	Successor
	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$36,774	$21,179
Patient accounts receivable, net	56,027	51,431
Income tax receivable	1,322	1,458
Inventories, prepaid expenses and other current assets	15,101	16,318

Total current assets	109,224	90,386

Property and equipment, net	72,416	62,742
Deferred financing costs, net	4,962	4,973
Intangible assets, net	35,416	38,511
Other long-term assets	1,734	1,592
Goodwill	504,045	501,790

Total assets	$727,797	$699,994

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$52,682	$49,923
Amount due to sellers	2,192	5,083
Current portion of long-term debt	2,662	4,096
Current portion of capital lease obligations	51	48

Total current liabilities	57,587	59,150

Long-term debt, less current portion	391,084	245,594
Capital lease obligations, less current portion	111	162
Other long-term liabilities	3,362	2,881
Deferred tax liabilities	16,233	13,807
Noncontrolling interests subject to put provisions	47,492	44,236
Total equity	211,928	334,164

Total liabilities & equity	$727,797	$699,994

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American Renal Associates Holdings, Inc.

Supplemental Business Metrics

(unaudited)

	Successor		Pro Forma	Successor	Pro Forma
	Three Months Ended December 31, 2011	Three Months Ended September 30, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Volume
Treatments	266,313	260,976	238,196	1,023,444	870,752
Number of treatment days	79	79	79	313	313
Treatments per day	3,371	3,303	3,015	3,270	2,782
Non-acquired growth year over year	11.3%	16.5%	16.1%	17.4%	15.6%

Revenue
Net operating revenues (in thousands)	$93,106	$92,666	$81,928	$360,081	$304,855
Net operating revenues per treatment	$349.61	$355.07	$343.95	$351.83	$350.11
Per treatment (decrease) increase from previous quarter	$(5.46)	$0.65	$(8.34)	N/A	N/A

Expenses
Patient care costs
Amount (in thousands)	$54,539	$54,922	$52,223	$217,036	$194,960
As a % of net operating revenues	58.6%	59.3%	63.7%	60.3%	64.0%
Per treatment	$204.79	$210.45	$219.24	$212.06	$223.90
Per treatment increase (decrease) from previous quarter	$(5.66)	$(0.28)	$(5.74)	N/A	N/A

General and administrative expenses
Amount (in thousands)	$9,908	$9,701	$7,526	$39,326	$30,276
As a % of net operating revenues	10.6%	10.5%	9.2%	10.9%	9.9%
Per treatment	$37.20	$37.17	$31.60	$38.43	$34.77
Per treatment increase (decrease) from previous quarter	$0.03	$0.29	$(4.90)	N/A	N/A

Provision for uncollectible accounts
Percentage of revenue	0.7%	1.2%	1.1%	1.2%	0.5%

Adjusted EBITDA
Adjusted EBITDA including noncontrolling interests (in thousands)	$28,376	$27,354	$21,341	$103,879	$79,321
Adjusted EBITDA (in thousands)	$18,032	$17,304	$13,846	$66,349	$52,243

Accounts receivable DSO (days)	54	55	56	N/A	N/A

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American Renal Associates Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures:

(unaudited and in thousands)

To supplement our consolidated financial statements prepared in accordance with GAAP, we use the following measures defined as Non-GAAP measures by the SEC: Adjusted EBITDA (including noncontrolling interests) and Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to ARAH before income taxes, interest expense, depreciation and amortization, and we further adjust for other non-cash charges and non-recurring charges. We believe this information is useful for evaluating our business and understanding our operating performance in a manner similar to management. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, we present Adjusted EBITDA because it is one of the components used in the calculations under the covenants contained in our revolving credit facility. Adjusted EBITDA is not a measure of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of income or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA may not be comparable to similarly titled measures for other companies. Adjusted EBITDA may not be indicative of historical operating results, and we do not mean for it to be predictive of future results of operations or cash flows. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this item in isolation, or as a substitute for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:

•	does not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•

does not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;

•	does not include stock-based compensation expense;

•	does not reflect changes in, or cash requirements for, our working capital needs; and

•	does not include certain income tax payments that represent a reduction in cash available to us.

The following table presents the reconciliation from net income to Adjusted EBITDA for the periods indicated:

	Successor		Pro Forma	Successor	Pro Forma
	Three Months Ended December 31, 2011	Three Months Ended September 30 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Reconciliation of Net income to Adjusted EBITDA:
Net income	$10,728	$11,398	$7,376	$40,436	$24,836
Interest expense, net	9,860	9,752	9,797	36,236	38,418
Income tax expense	2,588	1,038	(200)	4,400	(1,850)
Depreciation and amortization	4,643	4,509	4,312	17,865	16,634
Merger and transaction-related costs	154	228	—	604	—
Stock-based compensation	230	257	(176)	3,649	587
Management fee	173	172	232	689	648
Specified legal costs	—	—	—	—	48

Adjusted EBITDA (including noncontrolling interests)	$28,376	$27,354	$21,341	$103,879	$79,321
Less: Net income attributable to noncontrolling interests	(10,344)	(10,050)	(7,495)	(37,530)	(27,078)

Adjusted EBITDA	$18,032	$17,304	$13,846	$66,349	$52,243

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American Renal Associates Holdings, Inc.

Supplemental Information

(unaudited and in thousands)

The following tables present our selected consolidating financial information, for American Renal Associates Holdings, Inc. (ARAH) and American Renal Holdings Inc. (ARH) which you should read in conjunction with our condensed consolidated financials.

	For the Three Months Ended December 31, 2011			For the Pro Forma Three Months Ended December 31, 2010
	ARAH	ARH	Total	ARAH	ARH	Total
Interest expense, net	($4,058)	($5,802)	($9,860)	($4,181)	($5,616)	($9,797)
Income tax (benefit) expense	(1,612)	4,200	2,588	1,411	($1,611)	(200)

	For the Year Ended December 31, 2011			For the Pro Forma Year Ended December 31, 2010
	ARAH	ARH	Total	ARAH	ARH	Total
Interest expense, net	($13,040)	($23,196)	($36,236)	($15,867)	($22,551)	($38,418)
Income tax (benefit) expense	(5,180)	9,580	4,400	(6,302)	4,452	(1,850)

	As of December 31, 2011			As of December 31, 2010
	ARAH	ARH	Total	ARAH	ARH	Total
Assets
Cash and cash equivalents	$4,638	$32,136	$36,774	$2,940	$18,239	$21,179
Deferred financing costs, net	611	4,351	4,962	—	4,973	4,973
Liabilities
Current portion of long-term debt	—	2,662	2,662	—	4,096	4,096
Long-term debt, less current portion	141,844	249,240	391,084	—	245,594	245,594

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